                                                                    EXHIBIT 10.1


                           ASSET PURCHASE AGREEMENT


                                   BETWEEN


                               GARY I. GOLDBERG


                                     AND


                          JACK GRAY TRANSPORT, INC.
                            AN INDIANA CORPORATION



                        DATED AS OF SEPTEMBER 24, 1997

                              TABLE OF CONTENTS


                                                                     Page Number
                                                                     -----------
1. PURCHASE OF ASSETS......................................................  1

      1.1. AGREEMENT TO SELL AND PURCHASE ASSETS...........................  1
      1.2. NO PURCHASE OF BUSINESS.........................................  2
      1.3. EXCLUDED ASSETS.................................................  2
      1.4. EXCLUDED LIABILITIES............................................  3

2. PURCHASE PRICE..........................................................  3

      2.1. CONSIDERATION FOR THE PURCHASED ASSETS..........................  3
      2.2. PAYMENT OF CONSIDERATION........................................  3
      2.3. PURCHASE PRICE ADJUSTMENTS......................................  3

3. REPRESENTATIONS AND WARRANTIES OF SELLER................................  4

      3.1. ORGANIZATION AND CORPORATE POWER................................  4
      3.2. AUTHORIZATION OF TRANSACTION....................................  5
      3.3. NONCONTRAVENTION................................................  5
      3.4. OWNED TERMINALS.................................................  5
      3.5. LEASED TERMINALS................................................  6
      3.6. EQUIPMENT.......................................................  6
      3.7. BROKERS' FEES...................................................  7

4. REPRESENTATIONS AND WARRANTIES OF BUYER.................................  7

      4.1. AUTHORIZATION OF TRANSACTION....................................  7
      4.2. NONCONTRAVENTION................................................  7
      4.3. BROKERS' FEES...................................................  8
      4.4. DISCLOSURES.....................................................  8

5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.............................  8

      5.1. REPRESENTATIONS AND WARRANTIES..................................  8

6. CONDITION PRECEDENT TO THE OBLIGATIONS OF SELLER........................  8

      6.1. REPRESENTATIONS AND WARRANTIES..................................  8

7. OTHER AGREEMENTS OF THE PARTIES.........................................  9

      7.1. BUSINESS REVIEW.................................................  9
      7.2. EXCLUSIVITY.....................................................  9
      7.3. CONDUCT OF BUSINESS.............................................  9
      7.4. OTHER AGREEMENTS................................................ 10

8. CLOSING................................................................. 12

      8.1. TIME AND PLACE.................................................. 12
      8.2. CLOSING TRANSACTIONS............................................ 12
      8.3. DELIVERIES BY SELLER TO BUYER................................... 12
      8.4. DELIVERIES BY BUYER TO SELLER................................... 13

9. POST-CLOSING OBLIGATIONS OF THE PARTIES................................. 13

      9.1. GENERAL......................................................... 13

      9.2. COOPERATION..................................................... 14

10. GENERAL................................................................ 14

      10.1. SUCCESSORS AND ASSIGNS......................................... 14
      10.2. ENTIRE AGREEMENT............................................... 14
      10.3. COUNTERPARTS................................................... 14
      10.4. NOTICES........................................................ 14
      10.5. GOVERNING LAW.................................................. 15
      10.6. AMENDMENTS AND WAIVERS......................................... 15
      10.7. SEVERABILITY................................................... 15
      10.8. EXPENSES....................................................... 16
      10.9. CONSTRUCTION................................................... 16
      10.10. INCORPORATION OF EXHIBITS AND SCHEDULES....................... 16
      10.11. SPECIFIC PERFORMANCE.......................................... 16
      10.12. REMEDIES CUMULATIVE........................................... 17

11. TERMINATION............................................................ 17

      11.1. TERMINATION OF AGREEMENT....................................... 17

                                  SCHEDULES



      Schedule 1.1(a)   Owned Terminals
      Schedule 1.1(b)   Leased Terminals
      Schedule 1.1(c)   Waste Contracts
      Schedule 1.1(d)   Equipment
      Schedule 1.1(f)   Inventory, etc.
      Schedule 1.4(a)   Assumed Liabilities
      Schedule 3.3      Seller's Noncontravention
      Schedule 4.2      Buyer's Noncontravention



                                   EXHIBITS



      Exhibit A  -      Form of Bills of Sale and Other Transfer Documentation
      Exhibit B  -      Opinion of Seller's Counsel
      Exhibit C  -      Opinion of Buyer's Counsel

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 24th day of September 1997, by and among GARY I. GOLDBERG or his assigns ("BUYER") and JACK GRAY TRANSPORT, INC. an Indiana corporation ("SELLER").

                                   RECITALS

A. Seller, among other things, is engaged in the business of providing transportation services related to municipal solid waste from certain owned or leased terminals more fully described below (the "BUSINESS").

B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets utilized primarily or exclusively in connection with the Business from certain owned and leased terminals as more fully described herein on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated herein, and the mutual premises herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE
                                      1
                              PURCHASE OF ASSETS

     1.1 AGREEMENT TO SELL AND PURCHASE ASSETS. Buyer will purchase and acquire from Seller, and Seller will sell, transfer, assign and convey to Buyer, on the Closing Date (as defined herein) substantially all of the assets utilized primarily or exclusively in connection with the Business operated from the owned and leased terminals described in Section 1.1(a) and 1.1(b) below (the "PURCHASED TERMINALS"), which assets shall include, without limitation, all tangible and intangible property currently owned by Seller and necessary to conduct the Business as currently conducted and the following assets (collectively the "PURCHASED ASSETS"):

           (a) The following terminals owned by Seller, the legal descriptions of which are contained on Schedule 1.1(a) hereof (the "OWNED TERMINALS"):
      (i) Nashville, Tennessee; (ii) Phoenix, Arizona (buildings); (iii) Spartanburg, South Carolina; and (iv) Long Island, New York.

           (b) The following terminals leased by Seller pursuant to lease agreements described on Schedule 1.1(b) hereof (the "LEASED TERMINALS"):
      (i) Arlington, Oregon

      (including a vacant parcel in Arlington, Oregon as specified on Schedule 1.1(b) hereof); (ii) Greensboro, North Carolina; and (iii) Lancaster, California.

           (c) Certain waste transport services contracts as described on
      Schedule 1.1(c) hereof (the "WASTE CONTRACTS").

           (d) Certain equipment and rolling stock as described on Schedule 1.1(d) (the "EQUIPMENT")

           (e) Retainage deposit of $2.5 million as described in the Waste Transport Services Contract dated March 23, 1989 between Metropolitan Service District and Seller.

           (f) Inventory, parts, supplies, company-owned automobiles (including the automobile presently used by Buyer, computer equipment and software at the Owned Terminals and Leased Terminals, a list of which property is attached hereto as Schedule 1.1(f).

           (g) All other executory contracts entered into by Seller in connection with the Business, except that (A) Buyer shall not assume any of Seller's obligations under the Contract dated November 1, 1993 between Seller and H.H.H., Inc. and (B) Buyer shall assume the obligations of Seller under the Contract dated April 7, 1993 ("APRIL 1993 CONTRACT"), provided that on or before the Closing Date, Seller and/or Buyer and H.H.H., Inc. enter into an amendment of the April 1993 Contract that provides for the following:

                  (i) Paragraph 3 of the April 1993 Contract shall be deleted;
                  and

                  (ii) The second sentence of Paragraph 4 of the April 1993 Contract shall be deleted.

      1.2 NO PURCHASE OF BUSINESS. It is hereby acknowledged and agreed to by Seller that Buyer is not buying the business known as Jack Gray Transport, Inc. and that the Buyer is not the successor, administrator, executor or assign of Seller.

      1.3 EXCLUDED ASSETS. Notwithstanding anything contained in Section 1.1 above, the following assets are expressly excluded and shall not be included in the term Purchased Assets:

           (a) Accounts receivable.

           (b) Cash/bank accounts/money market accounts.

           (c) Seller's corporate documentation, books and records.

           (d) Any asset utilized in Seller's other operations other than Seller's solid waste operations operated from the Purchased Terminals.

      1.4 EXCLUDED LIABILITIES. Buyer shall assume none of the Seller's liabilities, indebtedness and obligations of any nature whatsoever, whether reflected on a balance sheet or otherwise, except as follows (the "ASSUMED LIABILITIES"):

           (a) Liabilities incurred after the Closing Date under leases or executory contracts specifically assumed by Buyer as described on
      Schedule 1.4(a).

           (b) Liabilities and obligations under Seller's 401(k) plan ("SELLER'S 401(K) PLAN") in respect to employees of the Business. Within thirty days after the Closing Date, Seller shall cause the assets contained in Seller's 401(k) Plan attributable to employees of the Business to be rolled over into a 401(k) plan instituted by Buyer or Buyer's assignee or an affiliate of such assignees ("BUYER'S 401(K) PLAN"). Contributions accrued prior to the Closing Date in respect to Seller's 401(k) Plan for employees of the Business will be made by Seller. Contributions accrued after the Closing Date in respect to Buyer's 401(k) Plan shall be made by Buyer.

           (c) Expenses or liabilities of the Business arising as of or after the Closing Date. Expenses or liabilities of the Business arising prior to the Closing Date shall be borne by Seller.

                                    ARTICLE
                                       2
                                 PURCHASE PRICE

      2.1 CONSIDERATION FOR THE PURCHASED ASSETS. In consideration for its purchase of the Purchased Assets, on the Closing Date, Buyer shall pay to Seller Thirty Million Dollars ($30,000,000) subject to the adjustments set forth in Section 2.3 ("PURCHASE PRICE").

      2.2 PAYMENT OF CONSIDERATION. On the Closing Date, Buyer shall deliver to Seller the Purchase Price by federal wire transfer of immediately available funds to a bank designated by Seller.

      2.3 PURCHASE PRICE ADJUSTMENTS. The Purchase Price shall be subject to adjustment in the following events:

           (a) In the event that between the date hereof and the Closing Date Seller, with the consent of Buyer, purchases any trailers, tractors or other equipment to be included within the Purchased Assets, the Purchase Price shall be increased by Seller's cost of such trailers, tractors or other equipment.

           (b) Buyer and Seller agree that as of the date hereof, Seller needs to replace five tractors for the Arlington, Oregon terminal and five tractors for the Phoenix, Arizona terminal. Any such replacement tractor shall be a "class 8 tractor", unless otherwise mutually agreed to by Seller and Buyer. If such tractors are delivered prior to the Closing Date, the Purchase Price shall be increased by Seller's cost (net of any trade-ins if the equipment so traded-in is listed on Schedule 1.1(d)) of such delivered tractors. If such tractors are delivered after the Closing Date, it shall be Buyer's responsibility to pay for such tractors and the Purchase Price shall not be increased by Seller's cost of such undelivered tractors.

           (c) In the event, Seller sells, upon the mutual agreement of Buyer and Seller, any of the Equipment or any of the Equipment is damaged or taken by condemnation, the Purchase Price shall be reduced by the sale proceeds in the case of a sale, the insurance proceeds plus any applicable deductible, in case of any casualty or the condemnation proceeds, in the case of any taking.

           (d) The Purchase Price shall be increased by the amount of any supplies purchased by Seller exclusively for the Business prior to the Closing Date in excess of normal requirements.

           (e) The Purchase Price shall be increased by any expense that Seller pays which expense pursuant to Section 1.4(c) is Buyer's responsibility. The Purchase Price shall be decreased by any expense that Buyer pays which expense pursuant to Section 1.4(c) is Seller's responsibility.

                                    ARTICLE
                                       3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants the following to Buyer on and as of the date of this Agreement:

      3.1 ORGANIZATION AND CORPORATE POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Seller has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of Seller's Articles of Incorporation and By-Laws, as amended to date, have been delivered to Buyer.

      3.2 AUTHORIZATION OF TRANSACTION. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors and the sole stockholder of Seller have taken all necessary actions to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Seller enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

      3.3 NONCONTRAVENTION. Except as set forth in Schedule 3.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller is subject or any provision of the Articles of Incorporation or By-Laws of Seller, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, security interest or other arrangement to which Seller is a party or by which it is bound or to which any of its assets are subject. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency, court or any other person in order for the parties to consummate the transactions contemplated by this Agreement except for those notices, filings, authorizations, consents and approvals listed on
Schedule 3.3.

      3.4 OWNED TERMINALS. With respect to each Owned Terminal except as set forth on Schedule 1.1(a),

           (a) Seller has good and marketable title to the Owned Terminal, free and clear of any security interest, mortgage, pledge, charge, lien or other encumbrance or right of any third party (collectively, "SECURITY INTERESTS"), servitudes, prior claim, encroachment, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, servitudes for public utilities, zoning restrictions, and other servitudes, easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use or the marketability of title, of the property subject thereto.

           (b) There are no pending, threatened, condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof.

           (c) There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real or immovable property.

           (d) There are no outstanding options or rights of first refusal to purchase the parcel of real or immovable property, or any portion thereof or interest therein.

           (e) There are no parties (other than Seller) in possession of the Owned Terminals.

      3.5 LEASED TERMINALS. With respect to each Leased Terminal, except as set forth on Schedule 1.1(b):

           (a) To the best of Seller's knowledge, each of the lease agreements between Seller and the lessors listed on Schedule 1.1(b) ("TERMINAL LEASE AGREEMENTS") is in full force and effect and Seller holds a valid and existing leasehold or other possessory interest under the lease.

           (b) Seller has delivered to Buyer a complete and accurate copy of the Terminal Lease Agreements which has not been modified in any respect. To the best of Seller's knowledge, Seller is not in material default, and no circumstances exist which would result in such default (including upon the giving of notice or the passage of time, or both), under the Terminal Lease Agreements, and no party thereto has the right to terminate, accelerate performance under or otherwise modify such lease. To the best of Seller's knowledge, no lessor under such lease is in default under such lease in its duties to Seller. To the best of Seller's knowledge, there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Terminals. To the best of Seller's knowledge, other than the Terminal Lease Agreements, there are no other leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Leased Terminals. To the best of Seller's knowledge, there are no parties other than Seller in possession of the Leased Terminals.

      3.6 EQUIPMENT. Except as set forth on Schedule 1.1(d), Seller owns good and marketable title to all of the Equipment, free and clear of all Security Interests, pledges, charges, liens, leases, rights of first refusal or other encumbrances or right of any third party. All other warranties, including, without limitation, warranties of fitness for a particular purpose, will be excluded.

      3.7 BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or otherwise obligated.

                                    ARTICLE
                                       4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants the following to Seller and as of the date of this Agreement and on and as of the Closing Date, except as set forth in the Schedules and in the
Exhibits:

     4.1 AUTHORIZATION OF TRANSACTION. Buyer has all power and authority to execute and deliver this Agreement and to perform his obligations hereunder. Without limiting the generality of the foregoing, this Agreement constitutes the valid and legally binding obligation of Buyer enforceable against him in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     4.2 NONCONTRAVENTION. Except as set forth in Schedule 4.2, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Buyer is subject, or (iii) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, security interest or other arrangement to which Buyer is a party or by which he is bound or to which any of his assets are subject, except where such violations, conflicts, breaches, defaults or other events would not, individually or in the aggregate, result in a material adverse effect. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency, court or any other person in order for the parties to consummate the transactions contemplated by this Agreement, except for those notices, filings, authorizations, consents and approvals listed on
Schedule 4.2.

     4.3 BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller is or could become liable or obligated.

     4.4 DISCLOSURES. Buyer has provided to Seller all written disclosure with respect to all executory contracts, long term purchase commitments or other agreements to purchase services or capital assets, of which Buyer has knowledge, not cancelable on less than 31 days' notice affecting the Business.

                                    ARTICLE
                                       5
                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject, at Buyer's option, to the fulfillment of the following condition precedent on or prior to the Closing Date:

     5.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date when made and on the Closing Date as if made on and with respect to the Closing Date.

     The foregoing condition specified in this Article 5 may be waived only in writing by Buyer.

                                    ARTICLE
                                       6
                CONDITION PRECEDENT TO THE OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at Seller's option, to the satisfaction on or prior to the Closing Date, of the following condition precedent:

     6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on and with respect to the Closing Date.

     The foregoing condition specified in this Article 6 may be waived on behalf of Seller in writing by Seller.


                                    ARTICLE
                                       7
                        OTHER AGREEMENTS OF THE PARTIES

     7.1 BUSINESS REVIEW. During the period commencing from the date of this Agreement and ending with the earlier to occur of the Closing or termination of this Agreement in accordance with its terms, Buyer, the assignees of Buyer hereunder and their respective counsels, accountants, consultants, investors, lenders and representatives (collectively "BUYER'S REPRESENTATIVES") will be permitted to conduct a full and complete review and investigation, including legal and financial audits, of the Business and Purchased Assets and to obtain such information as may be necessary or desirable to permit Buyer or his assignees to fully investigate the Purchased Assets, the Business and its relationships with its suppliers, independent contractors, customers and employees. Seller agrees to give Buyer and Buyer's Representatives full access during normal business hours to all of the Business premises and all of the files, records, contracts and other documents and properties as Buyer or Buyer's Representatives may reasonably request. Buyer and his assignees shall conduct such business review in such a manner as to minimize any disruption of the day to day operations of the Business. Prior to such review by any of Buyer's Representatives, Buyer shall disclose to Seller the identity of any such Buyer's Representatives.

      7.2 EXCLUSIVITY. Neither Seller nor any agent, officer, director, stockholder or any representative of either of them will, during the period commencing from the date of this Agreement and ending with the earlier to occur of (A) November 30, 1997 if Buyer has not demonstrated to Seller, to Seller's reasonable satisfaction by such date that Buyer has the financial resources to effect the transactions contemplated hereby, (B) the Closing or (C) termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit, initiate or encourage the submission of any proposals or offers from any person relating to, (ii) participate in any discussions or negotiations pertaining to, or (iii) furnish any information to any person other than Buyer or Buyer's Representatives relating to, any acquisition or purchase of any of the Purchased Assets and Business of, or equity interest in, Seller or a merger, consolidation or business combination involving Seller and Seller shall immediately notify Buyer if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

      7.3 CONDUCT OF BUSINESS. Buyer and Seller acknowledge that Buyer, as an employee of Seller, has managed the Business for the past thirteen years and will continue to manage the Business through the Closing Date. During the period from the date of this Agreement through the Closing Date:

           (a) Buyer will use his best efforts to cause the Business to be conducted in accordance with all applicable laws and regulations and in the ordinary course in a manner consistent with past custom and practice.

           (b) Buyer will use his best efforts to maintain the Business and Seller's employees, customers, licenses, permits, assets and operations as an ongoing business in accordance with past custom and practice.

           (c) Buyer will not, without Seller's prior written consent, cause or permit the Business to (i) enter into any transaction, contract or commitment other than contracts in the ordinary course of business; (ii) alter, amend or terminate any material contract or agreement; (iii) sell or dispose of any of the assets in the ordinary course of business; (iv) purchase any supplies in excess of amounts or quantities required in the ordinary course of business; or (v) purchase or enter into a contract to purchase any capital asset, including, without limitation, tractors or trailers.

           (d) Buyer shall be responsible for making the Equipment described on
      Schedule 1.1(d) available to Buyer on the Closing Date.

           (e) Buyer shall be responsible for obtaining the consent to the purchase and sale contemplated hereby from the other party(ies) to the Waste Contracts listed on Schedule 1.1(c) or any other executory contract of the Business.

      Seller agrees not to take any act that would prevent Buyer from fulfilling its obligations under this Section 7.3. Seller further agrees that during the period from the date of acceptance hereof until the earlier of the date of Closing or the date on which this Agreement is terminated, Buyer shall continue to be paid a salary at his current level and shall continue to be reimbursed for all expenses incurred by Buyer in his capacity as employee of Seller and in performing the services described in Sections 7.3(a) - 7.3(e) above in accordance with current practice. Finally, Seller also covenants to Buyer that it shall permit the Business to purchase all inventory and supplies necessary or appropriate for its current day-to-day operations in accordance with past practice.

      7.4 OTHER AGREEMENTS.

           (a) In the event the Closing occurs, (i) Buyer shall be entitled to receive at the Closing the amount owing to him under a certain Non-Qualified Contingent Deferred Compensation Agreement dated as of December 30, 1988 ("COMPENSATION AGREEMENT") between Buyer and Seller provided that the outstanding balances of principal and interest, due under that certain note dated October 1, 1996 ("NOTE") shall be set off against amounts due Buyer under the Compensation Agreement and the Note shall be canceled at the Closing and (ii) Buyer and Seller shall be released from any obligations applicable to him under the Compensation Agreement.

           (b) In the event that the Transaction fails to close on or prior to the Closing Date and such failure is the fault of Buyer, then Seller may terminate the Compensation Agreement without any payment to Buyer. In the event of such termination by Seller, (i) the Note shall be canceled without any further payment by Buyer and (ii) Buyer shall be released from any obligations applicable to him under the Compensation Agreement.

           (c) In the event that the Transaction fails to close on or prior to the Closing Date and such failure is the fault of Seller, (i) Buyer shall be entitled to receive the amount owing to him by Seller under the Compensation Agreement which exceeds the outstanding obligation by Buyer to Seller under the Note and (ii) Buyer shall be released from any obligations applicable to him under the Compensation Agreement.

           (d) The parties acknowledge a certain Right of First Refusal and First Offer Agreement ("OFFER AGREEMENT") dated as of May 31, 1996 between Seller, John S. Gray and Buyer. The parties hereby agree that, except as provided below, this Agreement and the transactions contemplated hereby supersede and are in lieu of the Offer Agreement. In the event the Closing occurs or fails to occur as a result of the fault of Buyer, the Offer Agreement shall be canceled. Upon cancellation of the Offer Agreement, Buyer acknowledges that he shall have no further rights of first refusal or similar rights to acquire the Business. In the event the Closing fails to occur as a result of the fault of Seller, the Offer Agreement shall remain in full force and effect.

      7.5 Buyer will not, nor will it permit any of Buyer's Representatives to use for any purpose (other than evaluation of the transactions contemplated hereby) or disclose to any third parties, any "PROPRIETARY INFORMATION." Proprietary Information shall consist of information obtained directly or indirectly from Seller in the course of Buyer's or his assignee's review and investigation hereunder, but shall not include: (a) any information that already had become or later becomes publicly available through no fault of Buyer or Buyer's Representatives; (b) the use of such information as necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the proposed acquisition; or (c) the furnishing or use of such information as required by or necessary or appropriate in connection with legal proceedings (subject to notice to Seller and an opportunity to object). If this Agreement is terminated or the purchase is not consummated for any other reason, Buyer and his assignees agree to return or destroy all documents (including documents stored in electronic media) containing or reflecting Proprietary Information. Each of the parties agrees to maintain the strict confidentiality of the terms and conditions of this Agreement, except for disclosure as required by law or to Buyer's Representatives, in the case of Buyer or his assignees and to Seller's attorneys, accountants and financial advisors, in the case of Seller.


                                    ARTICLE
                                       8
                                    CLOSING

      8.1 TIME AND PLACE. The consummation of the purchase and sale of the Purchased Assets ("CLOSING") shall take place at 10:00 a.m., local time on January 2, 1998, unless otherwise mutually agreed, provided all of the conditions set forth in Articles 5 and 6 shall have been satisfied or duly waived, at the offices of Buyer's counsel, or at such other time or place as Seller and Buyer shall mutually agree ("CLOSING DATE"). The Closing shall be deemed effective as of the opening of business on January 1, 1998 or such other time as Seller and Buyer shall mutually agree.

      8.2 CLOSING TRANSACTIONS. All documents and other instruments required to be delivered at the Closing shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.

      8.3 DELIVERIES BY SELLER TO BUYER. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents:

           (a) warranty bills of sale in the form of EXHIBIT A attached, original titles to all motor vehicles and trailers and other instruments of conveyance, assignment and transfer as shall be effective to vest in Buyer all of Seller's title and interest in the Purchased Assets;

           (b) a certified copy of Seller's Articles of Incorporation, a copy of Seller's By-Laws certified by Seller's Secretary and a good standing certificate issued by the jurisdiction of its incorporation as of no more than ten (10) days prior to the Closing Date;

           (c) resolutions duly adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as true, correct and in full force and effect as of the Closing Date by the Secretary of Seller;

           (d) a certificate executed by the President of Seller dated as of the Closing Date, certifying that all representations and warranties of Seller herein contained, including the Schedules are true and correct on and as of the Closing Date;

           (e) the opinion of Vedder, Price, Kaufman and Kammholz, as counsel to Seller, in the form of EXHIBIT B attached hereto, addressed to Buyer and dated as of the Closing Date;

           (f) a bank draft or certified check or confirmation of the wire transfer of funds in the amount owing Buyer under Section 7.4(a);

           (g) the original Note marked "canceled;"

           (h) a release of the obligations under the Compensation Agreement;

           (i) an agreement executed by Seller canceling the Offer Agreement;
      and

           (j) all files and other materials exclusively or substantially relating to the Business whether in written form or in the form of computer media.

      8.4 DELIVERIES BY BUYER TO SELLER. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

           (a) confirmation of the wire transfer of funds in the amount of the Purchase Price;

           (b) the opinion of counsel of Buyer's assignee, if this Agreement is assigned, or Craig D. Stepnicka, Esq., if this Agreement is not assigned, in the form of EXHIBIT C, attached hereto, addressed to Seller and dated as of the Closing Date;

           (c) a certificate executed by Buyer, dated as of the Closing Date, certifying that all representations and warranties of Buyer herein contained are true and correct on and as of the Closing Date;

           (d) an agreement executed by Buyer canceling the Offer Agreement;
      and

           (e) if this Agreement is assigned, resolutions duly adopted by the Board of Directors of Buyer's assignee authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duty certified as true and correct and in full force and effect as of the Closing Date by the Secretary of Buyer's assignee.


                                    ARTICLE
                                       9
                    POST-CLOSING OBLIGATIONS OF THE PARTIES

      9.1 GENERAL. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, at the sole cost and expense of the requesting party.

      9.2 COOPERATION. Seller hereby agrees to cooperate with Buyer in connection with the obligations of Buyer's assignee to conduct audits with respect to the Purchased Assets and Business including access to books and records of Seller relating to the Purchased Assets and making employees of Seller reasonably available to Buyer's assignee, for reasonable periods of time, without charge, to facilitate the completion of such audits.


                                    ARTICLE
                                       10
                                    GENERAL

      10.1 SUCCESSORS AND ASSIGNS. Buyer shall be permitted to assign this Agreement and Buyer's rights, interests and obligations hereunder to a funding source with the prior written approval of Seller, which approval shall not be reasonably withheld. The foregoing notwithstanding, prior to Closing, Buyer shall not be permitted to assign all of his rights hereunder to any third party Buyer or to enter into any contract for the sale of the Business if the economic effect of any such assignment or contract for sale is that Buyer is reselling the Business for more than the Purchase Price. Seller shall not be permitted to assign this Agreement or Seller's rights, interests and obligations hereunder without the prior written approval of Buyer, which approval shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors, assigns, heirs and legal representatives.

     10.2 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among Seller and Buyer and supersedes any prior agreements and understandings relating to the subject matter of this Agreement.

     10.3 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     10.4 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered, if hand delivered, (ii) one business day after pre-paid deposit for overnight delivery, if sent by nationally recognized overnight courier, (iii) when receipt is electronically confirmed, if sent by fax (with hard copy via first class mail) or (iv) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and in each case addressed to the intended recipient as set forth below:


     If to Seller:      Jack Gray Transport, Inc.
                        4600 East 15th Avenue
                        Gary, Indiana 46403
                        Attn:  Jack Gray, President
                        Fax:   (219) 938-0127

     With a copy to:    Vedder, Price, Kaufman &
                        Kammholz
                        222 North LaSalle Street
                        Suite 2600
                        Chicago, Illinois 60601
                        Fax:   (312) 609-5005
                        Attn:  John T. McEnroe, Esq.

     If to Buyer:       Gary I. Goldberg
                        7418 Oak Avenue
                        Gary, Indiana 46403
                        Fax:   (219) 938-8235

         With a copy to:     Craig D. Stepnicka, Esq.
                             2311 W. 22nd Street, Suite 207
                             Oak Brook, Illinois 60523
                             Fax:  (630) 571-3821


     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule.

     10.6 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

     10.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     10.8 EXPENSES. Seller and Buyer will each pay their respective expenses (including fees and expenses of legal counsel, accountants, brokers or other representatives or consultants) incurred in connection with the transactions contemplated hereby (whether consummated or not). Seller will pay all state, county or municipal transfer, sales, use and similar taxes, fees and charges of whatever nature due any governmental authority as a result of the sale of the Purchased Assets.

     10.9 CONSTRUCTION. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.10 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.11 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the rights of each other party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that a party violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, then each other party may be without an adequate remedy at law. Each party agrees, therefore, that in the event it violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, each other party may, in addition to any remedies hereunder for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     10.12 REMEDIES CUMULATIVE. Except as otherwise provided herein, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                                    ARTICLE
                                       11
                                  TERMINATION

     11.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:

           (a) By mutual consent of the parties hereto.

           (b) By Buyer on the one hand or by Seller on the other hand by reason of the breach by the other in any material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement.

           (c) By either party if, through no fault of the terminating party, the Closing does not occur by January 2, 1998.

           (d) By Seller, if Buyer has not demonstrated to Seller's reasonable satisfaction on or prior to November 30, 1997, that Buyer has the financial resources to effect the transactions contemplated hereby and Seller has entered, or will enter simultaneous with the termination of this Agreement, into a written agreement with respect to the sale of all of the Purchased Assets after November 30, 1997 and before January 2, 1998.

                                    * * * *
      IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                             JACK GRAY TRANSPORT, INC.



/s/ Gary I. Goldberg                               By: s/s John S. Gray
---------------------------                           --------------------------
Gary I. Goldberg                                       John S. Gray, President